UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

Hansen Natural Corporation

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(Exact name of registrant as specified in its charter)

Delaware

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(State or other jurisdiction of incorporation)

0-18761      39-1679918

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(Commission File Number)            (IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

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(Address of principal executive offices and zip code)

(951) 739 - 6200

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(Registrants telephone number, including area code)

N/A

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(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On November 11, 2005, the Board of Directors of Hansen Natural Corporation (the "Company") approved a Form of Indemnification Agreement (the “Agreement”) to be provided by the Company to its directors.  The Agreement provides for the maximum indemnity permitted for directors under the Delaware General Corporation Law and the Company’s charter documents, as well as additional procedural protections.  The Agreement requires the Company to indemnify the directors against liability that may arise by reason of their status or service as directors of the Company if the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.  A copy of the form of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 11, 2005 the Company entered into Indemnification Agreements with its current directors, in the form approved by the Board of Directors and attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On November 14, 2005, the Company issued a press release announcing that its Board of Directors authorized the repurchase of up to $50 million of its outstanding Common Stock. The timing and amount of any share repurchases will be determined by management based on market conditions and other considerations. A copy of the Company's press release is attached herewith as Exhibit 99.1.

(c) Exhibits.

Exhibit 10.1	Form of Indemnification Agreement

Exhibit 99.1	Press release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: November 14, 2005	/s/Hilton H. Schlosberg
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Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer